Exhibit 99.1

DGSE Companies, Inc. Heads into New Year with New Name: ENVELA CORPORATION

DALLAS, TX / December 12, 2019 — DGSE Companies, Inc. (NYSE American: DGSE) (“DGSE” or the “Company”) a leading recommerce, wholesale and retail dealer, today announced that it changed its name to Envela Corporation. Envela will continue trading on the NYSE American exchange, under its new name and ELA ticker symbol beginning on or about December 18, 2019.

The Company was established in 1965, and for decades its Dallas Gold & Silver Exchange brand has been a leading force in the recommerce industry. “Envela reflects our vision to pursue acquisition opportunities from a variety of recommerce industries to create diversified revenue streams and enhanced value for our shareholders,” said John Loftus, DGSE’s Chairman and CEO.

Going forward, Envela plans to operate primarily via two business segments. Through DGSE, LLC, the Company will operate its Dallas Gold and Silver Exchange, Charleston Gold & Diamond Exchange, and Bullion Express brands. Under ECHG, LLC, it will operate Echo Environmental, ITAD USA and Teladvance.

This name change does not affect the rights of the Company’s stockholders, creditors, customers or suppliers. No action is required by current shareholders in connection with the name and ticker changes, and no change has been made to the Company’s share capital.

This press release includes statements that may constitute “forward-looking” statements, including statements regarding the potential future success of business strategies. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, market conditions and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release except as required by law.

Investor Relations Contact:

David Vadala

Head of Investor Relations

Envela Corporation

13022 Preston Rd Dallas, TX 75240

972-587-4049

investorrelations@dgse.com